UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 28, 2005
                               ------------------

                              Moldflow Corporation
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         000-30027                                  04-3406763
-------------------------------------------------------------------------------
 (Commission File Number)                (IRS Employer Identification No.)


         492 Old Connecticut Path, Framingham MA               01701
-------------------------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)



                                 (508)-358-5848
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On September 28, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Moldflow Corporation (the "Company") approved a Cash Bonus Plan (the "Plan"). This Plan is intended to create incentives for certain executive officers and key employees of the Company to allow the Company to attract and retain in its employ persons who will contribute to the future success of the Company. It is the intent of the Company that this Plan be used for each year that the Committee determines that the establishment of an annual cash bonus plan is beneficial for the Company and that this Plan will be modified by reference to an annual bonus plan that will be an exhibit to the Plan and set out the performance parameters for each such year. In addition, the annual bonus plan exhibit will establish the annual cash bonus goals for each executive officer participating in the Plan. Each participant in the Plan will receive a target cash bonus objective for the fiscal year which will be an established dollar value as may be determined by the Committee with respect to each executive officer participating in the Plan.

      On September 28, 2005, the Compensation Committee also established for Fiscal Year 2006 an annual bonus plan, including cash bonus objectives for each executive officer as follows: 45% of base salary for the Chief Executive Officer and in the range of 11% - 21% of base salary for the Executive Vice President, Design Analysis Solutions, the Executive Vice President, Manufacturing Solutions, the Vice President and Chief Technology Officer, Vice President and General Counsel and other executive officers approved for participation in the Plan by the Compensation Committee. Under the Plan, the Compensation Committee has established key operating targets for the fiscal year ending June 30, 2006 at the following levels of performance: a minimum level of performance, at plan performance and over plan performance. These operating targets include a revenue goal, a net income goal, and certain product delivery and business goals. Achievement under the Plan is measured by reference to achievement of some or all of the established goals, and executive officers can meet certain of the goals at the minimum performance levels and still be eligible to receive a portion of their total bonus awards. Executive officers are eligible to receive additional bonus awards based on over performance of one or more elements of the operating targets or the other established product delivery and business goals. In addition, under the terms of the Plan, the Compensation Committee has reserved the right to award additional discretionary cash bonuses. Cash bonuses for Fiscal Year 2006 are payable following the conclusion of Fiscal Year 2006.

      The Compensation Committee and/or the Board of Directors of the Company retain the right to amend, alter or terminate the Plan at any time.

      The Plan is filed with this report as Exhibit 10.1.

      On September 28, 2005, the Compensation Committee approved a Form of Restricted Stock Award Agreement for Executive Officers which is filed with this report as Exhibit 10.2.



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

     Exhibit No.     Description

     10.1            Moldflow Corporation Cash Bonus Plan
     10.2            Restricted Stock Award Agreement for Executive Officers

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MOLDFLOW CORPORATION

Dated:  September 29,  2005            By: A. Roland Thomas
                                       -----------------------------------------
                                           A. Roland Thomas
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX


     Exhibit No.     Description

     10.1            Moldflow Corporation Cash Bonus Plan
     10.2            Restricted Stock Award Agreement for Executive Officers